UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

______________________________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   January 20, 2010 (January 20, 2010)

VANGUARD HEALTH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	333-71934	62-1698183
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
20 Burton Hills Boulevard, Suite 100, Nashville, Tennessee		37215
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code        (615) 665-6000

          Not applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

______________________________

Item 8.01	Other Events.

On January 20, 2010, Vanguard Health Systems, Inc. (the “Company”) issued a press release announcing that its subsidiaries, Vanguard Health Holding Company II, LLC (“VHS Holdco II”) and Vanguard Holding Company II, Inc. (“VHS Holding II Inc.” and, together with VHS Holdco II, the “Issuers”), priced $950 million aggregate principal amount of 8% senior notes due 2018 (the “Notes”) in a private placement. Concurrently with the closing of the offering of the Notes, which is expected to occur on January 29, 2010, VHS Holdco II intends to terminate its existing senior secured credit facilities and enter into a new $815.0 million term loan and a new $260 million revolving credit facility. For information regarding such matters, the Company hereby incorporates by reference herein the information set forth in its Press Release dated January 20, 2010, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits.	The exhibit filed as part of this report is listed in the Exhibit Index which is located at the end of this report.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:   January 20, 2010                                VANGUARD HEALTH SYSTEMS, INC.
                                                                                                (Registrant)

                                                                        BY: /s/ Ronald P. Soltman
                                                                               Ronald P. Soltman
                                                                               Executive Vice President, General Counsel
                                                                               & Secretary

VANGUARD HEALTH SYSTEMS, INC.
EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Vanguard Health Systems, Inc. dated January 20, 2010.